Exhibit 3.1





                               KEYSPAN CORPORATION



                                     BY-LAWS



                                  June 25, 2003













                          COUNTIES OF KINGS AND NASSAU
                                    NEW YORK

                                                KEYSPAN CORPORATION

                                                       INDEX

                                                                                                               Page
                                                                                                               ----

ARTICLE I
OFFICES AND RECORDS
Section 1.1       New York Offices................................................................................1
Section 1.2       Other Offices...................................................................................1
Section 1.3       Books and Records...............................................................................1

ARTICLE II
SHAREHOLDERS
Section 2.1       Annual Meeting..................................................................................1
Section 2.2       Special Meeting.................................................................................1
Section 2.3       Place of Meeting................................................................................2
Section 2.4       Notice of Meeting...............................................................................2
Section 2.5       Quorum and Adjournment; Voting..................................................................2
Section 2.6       Proxies.........................................................................................2
Section 2.7       Notice of Shareholder Business and Nominations..................................................2
Section 2.8       Procedure for Election of Directors; Required Vote..............................................5
Section 2.9       Inspectors of Elections; Opening and Closing the Polls..........................................5
Section 2.10      No Shareholder Action by Written Consent........................................................5

ARTICLE III
BOARD OF DIRECTORS
Section 3.1       General Powers..................................................................................5
Section 3.2       Number and Tenure...............................................................................6
Section 3.3       Regular Meetings................................................................................6
Section 3.4       Special Meetings................................................................................6
Section 3.5       Notice..........................................................................................6
Section 3.6       Action by Consent of Board of Directors.........................................................6
Section 3.7       Conference Telephone Meetings...................................................................7
Section 3.8       Quorum..........................................................................................7
Section 3.9       Vacancies.......................................................................................7
Section 3.10      Committees......................................................................................7
Section 3.11      Removal.........................................................................................8
Section 3.12      Records.........................................................................................8







ARTICLE IV
OFFICERS
Section 4.1       Elected Officers................................................................................8
Section 4.2       Election and Term of Office.....................................................................8
Section 4.3       Chairman of the Board...........................................................................9
Section 4.4       Chief Executive Officer.........................................................................9
Section 4.5       President.......................................................................................9
Section 4.6       Vice Presidents.................................................................................9
Section 4.7       Treasurer.......................................................................................9
Section 4.8       Secretary.......................................................................................9
Section 4.9       Removal........................................................................................10
Section 4.10      Vacancies......................................................................................10
Section 4.11      Repealed ......................................................................................10

ARTICLE V
STOCK CERTIFICATES AND TRANSFERS
Section 5.1       Stock Certificates and Transfers...............................................................10
Section 5.2       Lost, Stolen or Destroyed Certificates.........................................................10

ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 6.1       Fiscal Year....................................................................................11
Section 6.2       Dividends......................................................................................11
Section 6.3       Seal...........................................................................................11
Section 6.4       Waiver of Notice...............................................................................11
Section 6.5       Audits.........................................................................................11
Section 6.6       Resignations...................................................................................11

ARTICLE VII
CONTRACTS, PROXIES, ETC.
Section 7.1       Contracts......................................................................................11
Section 7.2       Proxies........................................................................................12

ARTICLE VIII
AMENDMENTS
Article 8.1       Amendments.....................................................................................12

                                     BY-LAWS

                                       OF

                               KEYSPAN CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                                    ARTICLE I

                               OFFICES AND RECORDS

     Section 1.1. New York Offices. The offices of the Corporation in the State of New York shall be located in the Counties of Nassau and Kings.

     Section 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of New York, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

     Section 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of New York at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

     Section 2.2. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board").

     Section 2.3. Place of Meeting. The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the shareholders. If no designation is so made, the place of meeting shall be either principal office of the Corporation.

     Section 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at such person's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these By-Laws. Any previously scheduled meeting of the shareholders may be postponed, and any special meeting of the shareholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

     Section 2.5. Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing (or in such manner prescribed by the New York Business Corporation Law (the "NYBCL")) by the shareholder, or by such person's duly authorized attorney in fact.

          Section 2.7. Notice of Shareholder Business and Nominations.

     (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting pursuant to
Section 2.4 of these By-Laws, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation in Brooklyn, New York not later than the close of business on the 60th calendar day nor earlier than the close of business on the 90th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th calendar day prior to such annual meeting and not later than the close of business on the later of the 60th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By- Law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 calendar days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation in Brooklyn, New York not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

     (B) Special Meetings of Shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may
be), for election to such position(s) as specified in the Corporation's notice of meeting pursuant to clause (b) of the preceding sentence, if the shareholder's notice complying with the requirements of clauses (a) and (c) of paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive office of the Corporation in Brooklyn, New York not earlier than the close of business on the 90th calendar day prior to such special meeting and not later than the close of business on the later of the 60th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By- Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

     Section 2.8. Procedure for Election of Directors; Required Vote. Election of Directors at all meetings of the shareholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect Directors. Except as otherwise provided by law, the Certificate of Incorporation, Preferred Stock Designation, or these By-Laws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the shareholders.

     Section 2.9. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

     Section 2.10. No Shareholder Action by Written Consent. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.


                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the shareholders. A Director of this Corporation need not be a shareholder therein.

     Section 3.2. Number and Tenure. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of Directors, however, shall shorten the term of any incumbent Director. Directors shall be elected by the shareholders of the Corporation at their annual meeting, except as herein otherwise provided for vacancies and newly created directorships, in the manner provided in Article II hereof, to serve for one year or until their successors are elected or chosen and qualified.

     Section 3.3. Regular Meetings. The Board of Directors shall, by resolution, provide the time and place for the holding of regular meetings, as it deems necessary, without other notice than such resolution.

     Section 3.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

     Section 3.5. Notice. Notice of any special meeting of Directors shall be given to each Director at such person's business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

     Section 3.6. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.7. Conference Telephone Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 3.8. Quorum. Subject to Section 3.9, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     Section 3.9. Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of such unexpired term or until such Director's successor shall have been duly elected or chosen and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     Section 3.10. Committees. (a) The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate committees to exercise, subject to applicable provisions of law, any or all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation's capital stock. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each such committee shall consist of two or more Directors of the Corporation. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

     (b) A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

     Section 3.11. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

     Section 3.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.


                                   ARTICLE IV

                                    OFFICERS

     Section 4.1. Elected Officers. As the Board of Directors from time to time may deem proper, the elected officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Operating Officer, a Chief Financial Officer, one or more Presidents of business divisions, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents). The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect such other officers (including, but not limited to, a Chief Operating Officer, a Chief Financial Officer, one or more Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee, as the case may be.

     Section 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the next regular meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 4.9.

     Section 4.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform all such other duties as are properly required of him by the Board of Directors. The Chairman of the Board may also serve as an officer of the Corporation, if so elected by the Board. The Directors also may elect a Vice-Chairman to act in the place of the Chairman upon his absence or inability to act.

     Section 4.4. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be responsible for the general management of the affairs of the Corporation and shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

     Section 4.5. Presidents. Each President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President, if he or she is also a Director, shall, in the absence of or because of the inability of the Chairman of the Board or a Vice Chairman, if there is one, perform all duties of the Chairman or Vice Chairman of the Board and preside at all meetings of shareholders and of the Board of Directors.

     Section 4.6. Vice Presidents. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

     Section 4.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors.

     Section 4.8. Secretary. (a) The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board.

     (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these By-Laws or assigned to them by the Board of Directors or by the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors may designate.

     Section 4.9. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     Section 4.10. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

     Section 4.11. Repealed.


                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

     Section 5.1. Stock Certificates and Transfers. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person's discretion require.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     Section 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

     Section 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

     Section 6.3. Seal. The corporate seal shall have inscribed thereon the words "Corporate Seal," the year of incorporation and around the margin thereof the words "New York."

     Section 6.4. Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the NYBCL or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

     Section 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

     Section 6.6. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

                                   ARTICLE VII

                            CONTRACTS, PROXIES, ETC.

     Section 7.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation, or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, any President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chief Executive Officer, any President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

     Section 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, any President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock, other securities or interests in any other company, any of whose stock, other securities or interests may be held by the Corporation, at meetings of the holders of the stock, other securities or interests of such other company, or to consent in writing, in the name of the Corporation as such holder, to any action by such other company, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 8.1. Amendments. Except as otherwise specified herein, the By-Laws may be altered or repealed and new By-Laws may be adopted (1) at any annual or special meeting of shareholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed alteration or repeal of, or the adoption of any By-Law inconsistent with, Section 2.2, 2.7 or 2.10 of
Article II or Section 3.9 or 3.11 of Article III of the By-Laws by the shareholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, and provided, further, however, that, in the case of any such shareholder action at a special meeting of shareholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

Amended:  September 10, 1998
Amended:  April 25, 2002
Amended: June 25, 2003